Exhibit 23.2

TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS

AN INDEPENDENTLY OWNED MEMBER OF THE RSM MCGLADREY NETWORK

Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 29, 2003 relating to the financial statements of LIQUIDGOLF CORPORATION and Subsidiaries, which appears in such Registration Statement.

TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida

January 6, 2004